Exhibit 99.2

ALPHA CAPITAL ACQUISITION COMPANY
1230 AVENUE OF THE AMERICAS, FL 16
NEW YORK, NY 10020

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 1, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ASPC2022SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 1, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D86835-S47138 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ALPHA CAPITAL ACQUISITION COMPANY

The Board of Directors recommends you vote FOR the following Proposals:

		For	Against	Abstain
1.	**The Business Combination Proposal:** RESOLVED, as a special resolution, that the transactions contemplated by the Business Combination Agreement, dated as of November 16, 2021 (as may be amended, supplemented, or otherwise modified from time to time), by and among Alpha Capital Acquisition Company, Alpha Capital Holdco Company, Alpha Merger Sub I Company, Alpha Merger Sub II Company, Alpha Merger Sub III Company and Semantix Tecnologia em Sistema de Informação S.A., pursuant to which, among other things, Semantix Tecnologia em Sistema de Informação S.A. and Alpha Capital Acquisition Company will become wholly owned subsidiaries of Alpha Capital Holdco Company, on the terms and conditions set forth therein, be authorised, approved and confirmed in all respects.	☐	☐	☐
2.	**The Merger Proposal:** RESOLVED, as a special resolution, that the Plan of Merger be authorised, approved and confirmed in all respects, that Alpha Capital Acquisition Company be and is hereby authorised to enter into the Plan of Merger, and that the merger of Alpha Merger Sub I Company with and into Alpha Capital Acquisition Company, with Alpha Capital Acquisition Company surviving the merger as a wholly owned subsidiary of Alpha Capital Holdco Company, be authorised, approved and confirmed in all respects.	☐	☐	☐
3A.	**Governing Documents Proposal 3A:** RESOLVED, as a special resolution, that the principal differences between the existing amended and restated memorandum and articles of association of Alpha Capital Acquisition Company and the amended and restated memorandum and articles of association of Alpha Capital Holdco Company as attached to the accompanying proxy statement/prospectus as Annex C and as described in the Governing Documents Proposal 3A be approved.	☐	☐	☐
3B.	**Governing Documents Proposal 3B:** RESOLVED, as a special resolution, that the principal differences between the existing amended and restated memorandum and articles of association of Alpha Capital Acquisition Company and the amended and restated memorandum and articles of association of Alpha Capital Holdco Company as attached to the accompanying proxy statement/prospectus as Annex C and as described in the Governing Documents Proposal 3B be approved.	☐	☐	☐
3C.	**Governing Documents Proposal 3C:** RESOLVED, as a special resolution, that the principal differences between the existing amended and restated memorandum and articles of association of Alpha Capital Acquisition Company and the amended and restated memorandum and articles of association of Alpha Capital Holdco Company as attached to the accompanying proxy statement/prospectus as Annex B and as described in the Governing Documents Proposal 3C be approved.	☐	☐	☐
4.	**The Adjournment Proposal:** RESOLVED, as a special resolution, that the adjournment of the extraordinary general meeting to a later date or dates (i) to the extent necessary to ensure that any required supplement or amendment to this proxy statement/prospectus is provided to Alpha shareholders, (ii) in order to solicit additional proxies from Alpha shareholders in favor of one or more of the proposals at the extraordinary general meeting, or (iii) if Alpha shareholders redeem an amount of public shares such that the minimum available cash condition to the obligation to Closing the Business Combination would not be satisfied be authorised, approved and confirmed in all respects.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. D86836-S47138 ALPHA CAPITAL ACQUISITION COMPANY Special Meeting of Shareholders 10:00 a.m. ET on August 2, 2022 This proxy is solicited by the Board of Directors The stockholder hereby appoints Alec Oxenford and Rahim Lakhani, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes either to represent and to vote, as designated on the reverse side of this ballot, all of the shares of ALPHA CAPITAL ACQUISITION COMPANY that the stockholder is entitled to vote at the Special Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/ASPC2022SM at 10:00 a.m. ET, on August 2, 2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side